Company Contact: Fortress International Group, Inc. Timothy C. Dec, Chief Financial Officer Phone: (410) 423-7438
Investor Contact:
Fortress International Group, Inc.
Harvey L. Weiss
Vice Chairman
Phone: (410) 423-7425
hweiss@thefigi.com

The Piacente Group, Inc.
Brandi Floberg / Lee Roth
Phone: (212) 481-2050
figi@tpg-ir.com

Fortress International Group Closes $27 Million in New Business

COLUMBIA, MD -- (Marketwire) – April 14, 2010 -- Fortress International Group, Inc. (Other OTC: FIGI.PK), a provider of consulting and engineering, construction management and 24/7/365 site services for mission-critical facilities, today announced that it has been awarded contracts for $27.0 million in new business through the first week of April 2010.  The breakdown of business by division was:

•	Technology consulting- $1.7 million

•	Construction management- $21.7 million

•	Facility management - $3.6 million

Tom Rosato CEO stated “We are actively growing our backlog across all three of our business segments. Our facility management business in particular is demonstrating growth with the addition of new service contract customers.  The increased customer base in this segment is yielding the release of many smaller projects that were previously on hold, which is improving our current business and also bodes well for our continued backlog development. With the addition of these new contracts to our backlog at the close of 2009, we are increasingly confident that we will experience revenue growth during 2010 as the economy normalizes. We believe that our current cash position and cash from operations will be sufficient to handle the anticipated growth. In addition we expect our proactive measures to reduce overhead, as well as our expected revenue mix, will improve our margin profile.”

Some of the notable additions from Fortress’ new contract awards include:

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Providing design and installation services to upgrade the Uninterruptable Power Systems for a major collocation provider in five cities. These cities include Miami, New York, Buffalo, Toronto, and Philadelphia.

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The award of the second phase of an existing project in Atlanta for $17.8 million, which is to be completed by March 2011. This project is the design and construction of new data center space for a major collocation provider.

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The award of multiple projects from an existing world-wide IT systems client to commission and maintain mission-critical server containers being deployed in various locations throughout the United States, as well as providing fiber network infrastructure design and installation services for racks and servers deployed in various data centers.

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Over 70 service project awards totaling $2 million that are the results of our service contract relationships with our data center customers. These projects are smaller in size and are originated typically from the service contract base of our Facility Management division. Customers for whom we provided services include, Gannett, SAIC, CBRE, APC, Digicon, Powerloft, Blue Cross Blue Shield, Stifel Nicolaus, Maxim Healthcare, NIH, Army Corps of Engineers, Deutsche Bank, and Home Depot.

About Fortress International Group, Inc.

Fortress International Group, Inc. is leading mission-critical facilities into a new era of maximum uptime and efficiency. Fortress provides consulting and engineering, construction management and 24/7/365 site services for the world's most technology dependent organizations. Serving as a trusted advisor, Fortress delivers the strategic guidance and pre-planning that makes every stage of the critical facility lifecycle more efficient. For those who own, lease or manage mission-critical facilities, Fortress provides innovative end-to-end capital management, energy, IT strategy, procurement, design, construction, implementation and operations solutions that optimize performance and reduce cost.

Fortress International Group, Inc. is headquartered in Maryland, with offices throughout the U.S. For more information, visit: www.FortressInternationalGroup.com or call 888-321-4877.

Fortress International Group, Inc. -- setting a new standard for the optimized critical facility.

Forward Looking Statements

This press release may contain "forward-looking statements" -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as "guidance," "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: the Company's reliance on a significant portion of its revenues from a limited number of customers; risks relating to our ability to continue as a going concern; the uncertainty whether the Company can raise substantial additional funds to continue its operations; risks associated with our effort to meet our working capital requirements and scheduled maturities of indebtedness absent restructuring; the uncertainty as to whether the Company can replace its declining backlog; risks involved in properly managing complex projects; risks relating to revenues under customer contracts, many of which can be canceled on short notice; the uncertainty whether potential contracts and our backlog would materialize; risks relating to our ability to implement a reduction in our expenses; risks relating our ability to continue to implement our business plan; risks relating to our liquidity; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions and the related impact on demand for our services; and other risks and uncertainties disclosed in the Company's filings with the Securities and Exchange Commission. These uncertainties may cause the Company's actual future results to be materially different than those expressed in the Company's forward-looking statements. The Company does not undertake to update its forward-looking statements.